Exhibit 10.3.3
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1 CONTRACT ID CODE Page 1 of 2 2. AMENDMENT/MODIFICATION NO.I3. EFFECTIVE DATE U. REQUISITION/PURCHASE REQ. NO. 5. PROJECT NO. (If applicable) 0026 04/08/2009 6. ISSUED BY ~ CODE | 00001 7. ADMINISTERED BY (If other than Item 6) CODE| FCC /Contracts and Purchasing Center 445 12th St., SW, Washington, DC 20554 8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code) 9A- AMENDMENT OF SOLICITATION NO. Neustar, Inc. 9B- DATED (SEE ITEM 11) 46000 Center Oak Plaza Sterling VA 20166 (X) 10A” MODIFICATION OF CONTRACT/ORDER a v ‘ NO. CON03000016 “7t” 10b. dated (see item 13) code * [facility code 11. this item only applies to amendments of solicitations rn The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers is extended, is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A this CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN
i—| THE CONTRACT ORDER NO. IN ITEM 10A. I—i B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as —’ changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). ,— C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: j> D. OTHER (Specify type of modification and authority) "^ FAR 1.6, “Authority of the Contracting Officer” E. IMPORTANT: Contractor | X | is not, | is required to sign this document and return copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODI FICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Number 17 into the contract. COP #17 is accepted at a price of $4,361.94. A copy of the respective COP is attached. Funding will be via NANP funding and will be paid by FCC Billing & Collection Agent, Welch, LLP Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A. as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNER (Type or print) 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Anthony Wimbush 15B. CONTRACTOR/OFFEROR 15C. DATE SIGNED 16B. United States of America . . 16C. DATE SIGNED BY ^)V^^ie^v^^ • VUjftwl^ 04/08/2009 (Signature of person authorized to sign) \ | (Signature of Contracting Officer) | NSN 7540-01-152-8070 STANDARD FORM 30 (REV. 10-83) PREVIOUS EDITION Prescribed by GSA FAR (48 CFR) UNUSABLE 53.243

National Pooling Administration
Contract #CON07000005
Change Order Proposal #8
(INC Issue #613 — Notification of an SP missing the Part 4 Due Date)
March 20,2009

NeuStar, Inc.	46000 Center Oak Plaza
Sterling VA, 20166

Nat’l PAS — Change Order #8 — Notification of an SP missing the Part 4 Due Date	March 20,2009
Table of Contents

1	Introduction	3
2	Issue Statement.	4
3	Industry Numbering Committee (INC) Resolution.	4
4	The Proposed Solution.	7
5	Assumptions and Risks.	8
6	Cost	8
7	Conclusion	8

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Nat’l PAS — Change Order #8 — Notification of an SP missing the Part 4 Due Date	March 20,2009
1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Clause C.I of the CONTRACT FOR POOLING ADMINISTRATION SERVICES FOR THE FEDERAL COMMUNICATIONS COMMISSION, effective August 15, 2007, which reads as follows at Section 2.5.4:
2.5.4 Modifications of Guidelines
The PA shall participate in the development and modification of guidelines and procedures, which may or may not affect the performance of the PA functions. These changes may come from regulatory directives and/or industry-initiated modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The PA shall implement any changes determined to be consistent with regulatory directives.
The PA shall:
•	Provide, in real time, technical guidance to ensure processes and procedures are effective in meeting the goals of the change.

•	Provide issues and contributions, and be prepared to discuss at INC meetings how the proposed change promotes numbering policy and/or benefits the NANP and how the change will affect the PA’s duties, obligations and accountability.

•	Assess and share in real time (i.e., during discussion) the cost implications and administrative impact of the change upon the PA’s duties and responsibilities in sufficient detail as needed by the INC.
When the INC places any changes to its guidelines in final closure, the PA shall submit an assessment regarding the impact of scope of work, time and costs to the INC, the NANC and the FCC within 15 calendar days. The PA shall post changes in procedures on its web site prior to the change taking effect.
Specifically, the PA shall:
•	Notify all interested parties when guidelines have changed.

•	Interpret guideline changes and impact upon processes.

•	Identify implementation date or effective date.

•	Provide notification of new forms or tools that may be required.

•	Identify a Single Point of Contact (SPOC) within the PA to answer questions.
The NANC shall be consulted at the FCC’s discretion regarding the suggested implementation date to determine the likely impact on service provider processes and

[1]	FCC Contract Number CON07000005

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Nat’l PAS - Change Order #8 — Notification of an SP missing the Part 4 Due Date	March 20, 2009
systems (i.e., whether it would be unduly burdensome or would unfairly disadvantage any service provider or group of service providers per the PA’s obligations and NANP administrative principles). The PA shall also seek input on implementation dates from service providers that log in to PAS and vendors that interface with PAS.
2 Issue Statement
Currently, when a service provider obtains resources from the Pooling Administrator or NANPA, it is required to file a Part 4 within six months of the original Part 3 block orcode effective date. The Part 4 is the SP’s notification to the administrator that at least one number in the block or code has been assigned to an end user. If a Part 4 is not received during the first five months from the original Part 3 block/code effective date, PAS will automatically send a Part 4 reminder notice to the SP. If the SP fails to submit a Part 4 prior to the Part 4 due date, the block orcode is considered delinquent, and is placed on the reclamation list. That list is sent monthly to the applicable state commission or FCC for reclamation, and no additional notifications are sent to the SP until the block or code is reclaimed. An issue was brought to the Industry Numbering Committee (INC) to request that the PA and NANPA send an additional notice to the SP once a block or code is considered delinquent as a result of no Part 4 on file. The INC issue statement is reproduced below.
INC Issue Statement:
Currently, the guidelines direct the NANPA and PA to send a reminder notice to SPs if a Part 4 has not been received during the first 5 months after a code/block effective date. Once the SP misses the Part 4 due date, there is no notice sent to the SP advising them that they can no longer enter the Part 4 in PAS/ NAS, but must now submit a Manual Part 4 to the appropriate regulatory authority. This is causing SPs to have blocks and codes on the reclamation list that they are not aware of due to an oversight.
3 Industry Numbering Committee (INC) Resolution
On March 6, 2009, the INC placed Issue 613 — Notification of an SP missing the Part 4 Due Date into final closure, with the following language:
Resolution from INC:
The following new Sections were inserted, to appear as 9.2.4 of the TBPAG and 8.2.3 of the COCAG:
TBPAG -
9.2	Pooling Administrator Responsibility

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Nat’l PAS — Change Order #8 — Notification of an SP missing the Part 4 Due Date	March 20, 2009
9.2.1	The PA as directed by the appropriate state commission point of contact, or by the FCC point of contact, will reclaim resources in the inventory of pool participants from both embedded resources as well as thousands-blocks allocated to an SP by the PA.

9.2.2	The PA will contact any thousands-block assignee identified as not having returned to the administrator for reassignment any thousands-block(s) that were:
a)	allocated, but no longer in use by the assignee(s);

b)	allocated for a service no longer offered;

c)	allocated, but not placed in service within six months of the original block effective date returned on the Part 3 and entered onto the BCR/BCD screen in BIRRDS;

d)	allocated, but not used in conformance with these guidelines.
9.2.3	If the PA has not received a Part 4 during the first five months following the original block effective date returned on the Part 3 and entered onto the BCR/BCD screen in BIRRDS, then the PA will send, via facsimile/electronic mail, a reminder notice to the block assignee. The notice will be sent during the first ten calendar days of the sixth month, and will direct the assignee to do one of the following by the end of the sixth month after the block effective date:
•	If the block is in service, submit a Part 4 to the PA.

•	If the block is no longer needed or not in service, return the block by submitting a Part 1A.

•	Or request an extension per Section 9.1.4.
If a block is in service and the block holder is also the LERG Assignee of the NXX, the following Part 4 form must be submitted to the PA:
•	If the pooled NXX was requested for a dedicated customer, submit the COCAG Part 4: Confirmation of CO Code in Service. In the case of a non-pooled NXX code requested from the PA for a dedicated customer, the SP has the option of submitting the COCAG Part 4 Form directly to the CO Code Administrator.

•	If the NXX was requested to replenish the pool, submit the TBPAG Attachment 4: Part 4 — Thousands-Block Application Form for each block that was assigned from the NXX.

•	If the NXX was requested to establish an LRN, submit the TBPAG Attachment 4: Part 4 — Thousands-Block Application Form for each block that was assigned from the NXX. The PA will then complete and return one Part 4 — PA: Central Office Code (NXX) Assignment Request to the CO Code Administrator to confirm that the NXX obtained to replenish the pool, or to establish an LRN has been placed in service.
During the first ten calendar days of each calendar month, the PA will prepare and forward a spreadsheet of all existing and newly identified delinquent blocks to the appropriate state commission. Spreadsheets for those states that have declined to exercise their reclamation authority will be forwarded to the FCC. The PA must await further direction from the FCC or appropriate state commission for further action. If the FCC or appropriate state commission directs the PA to reclaim the block, the PA will notify the block holder advising them of the effective date of the disconnect of the block.

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Nat’l PAS — Change Order #8 — Notification of an SP missing the Part 4 Due Date	March 20, 2009
If a Part 4 is returned to the PA for a block appearing on the delinquent list and an extension has not been granted, the Part 4 will be returned to the SP and marked as “refused” or “denied” with a reminder for the block holder to return the Part 4 to the appropriate state commission or to the FCC.
9.2.4 If the PA has not received a Part 4 by the due date and the SP is no longer able to submit the Part 4 via PAS, then the PA will send, via facsimile/electronic mail, a notice to the block assignee. The notice will be sent one day after the Part 4 due date, and will direct the assignee to do one of the following immediately:
•	If the block is in service, submit a manual Part 4 to the appropriate regulatory authority.

•	if the block is no longer needed or not in service, return the block by submitting a Part 1A.

•	Or request an extension from the appropriate regulatory authority per Section 9.1.4.
COCAG
8.2	Administrator Responsibilities
For any Codes identified as not having been returned to the appropriate administrator for reassignment, the CO Code Administrator will contact any Non Pooling and Pooling Carriers who were assigned a CO Code prior to the Pool Start Date or the Pooling Administrator for any NXXs assigned after the Pool Start Date.
Codes may be returned for the following reasons:
•	Assigned, but no longer in use by the assignee(s),

•	Assigned to a service no longer offered,

•	Assigned, but not placed in service within six months from the original effective date returned on the Part 3 and entered on the ACD screen in BIRRDS,

•	Assigned, but not used in conformance with these assignment guidelines.
The CO Code Administrator shall contact the PA for inquiries about return of NXXs that are in a thousands-block number pool.
8.2.2	If a Part 4 has not been received by the Administrator during the first five months following the original effective date returned on the Part 3 and entered on the ACD screen in BIRRDS, then the Administrator will send, via facsimile/electronic mail, a reminder notice to the code assignee. The notice will be sent no later than one month prior to the end of the 6th month, and will direct the assignee to do one of the following by the end of the sixth month after the original effective date returned on the Part 3 and entered on the ACD screen in BIRRDS:

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Nafl PAS — Change Order #8 — Notification of an SP missing the Part 4 Due Date	March 20,2009
•	For non-pooled codes, submit the Part 4 to the CO Code Administrator. If the PA received the original request for the non-pooled NXX, then the CO Code Adminstrator will process the Part 4 and respond to the applicant and the PA in writing via the appropriate “Administrator’s Response — Receipt of the Part 4” form within 7 calendar days of receiving the Part 4. The PA then will update its records.

•	For pooled codes, submit the Part 4 to the PA.

•	If the code is no longer needed or not in service, return the code by submitting a Part 1.
During the first ten calendar days of each calendar month, the Administrator will prepare and forward a spreadsheet of all existing and newly identified delinquent codes to the appropriate state commission. Spreadsheets for those states that have declined to exercise their reclamation authority will be forwarded to the FCC.
The Administrator must await further direction from the FCC or appropriate state commission for further action. If the FCC or appropriate state commission directs the Administrator to reclaim the code, the Administrator will send a letter to the code holder advising them of the effective date of the disconnect of the code.
If a Part 4 or Part 4-PA is returned to the Administrator for a code appearing on the delinquent list and an extension has not been granted, the Part 4 will be returned to the SP and the Part 4-PA to the Pooling Administrator marked as “refused” or “denied” with a reminder for the code holder to return the Part 4 to the appropriate state commission or to the FCC.
8.2.3	If a Part 4 has not been received by the Administrator by the Part 4 due date, then the Administrator will send, via facsimile/electronic mail, a notice to the code assignee. The notice will be sent on the first day that the Part 4 will no longer be accepted in NAS. and will direct the assignee to do one of the following immediately:
•	If the code is in service, submit a manual Part 4 to the appropriate regulatory authority.

•	If the code is no longer needed or not in service, return the code(s)by submitting a Part 1

•	Or request an extension from the appropriate regulatory authority per Section 8.1.
8.2.	If there are active or pending LNP ports for any TNs within the NXX code which is being returned/reclaimed, the CO Code Administrator shall use the process outlined in Appendix C.
4 The Proposed Solution
The National Pooling Administrator has determined that the amendments to the TBPAG will affect the Pooling Administration System (PAS), which will need to be modified.
If a Part 4 is not submitted by the Part 4 due date, PAS will automatically send an “Overdue Part 4” email one calendar day after the Part 4 due date to the SP/SPC user and its designated additional contact(s) if the “Part 4 Reminders” subscription choice is selected in the SP/SPC user’s profile.

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Nat’l PAS — Change Order #8 — Notification of an SP missing the Part 4 Due Date	March 20,2009
5 Assumptions and Risks
Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
This change order affects only the system, and would have no impact on our day-to-day operations.
6 Cost
In developing this proposal, we considered the costs associated with implementing the proposed solution, including the resources required to complete discrete milestones on a timeline for implementation. The timeline includes preparation, development, testing, proper documentation updates, monitoring, and execution of the solution.
The cost of modifying the system to conform to the changes to the TBPAG will be $6,131.00.
7 Conclusion
This change order proposal presents a viable solution that addresses the amendments to the TBPAG and is consistent with the terms of our contract. We respectfully request that the FCC review and approve this change order.

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